Exhibit (c)(8)

Used: 3/26/2025 Project Virgil March 2025

# Virgil Share Price Over Time

## Share Price Since IPO

| Share Price Summary | High | Low | Avg |
|---|---|---|---|
| Since IPO | $26.57 | $6.14 | $10.38 |
| LTM | $13.15 | $6.89 | $10.11 |

| Unaffected Share Price | | | |
|---|---|---|---|
| Unaffected | Current | $Δ | %Δ |
| $6.89 | $8.42 | $1.53 | 22.2% |

| Market & Operating Summary (3/19/2025) | | | 2024E | 2025E | 2026E |
|---|---|---|---|---|---|
| Market Cap | $1,866 | EV / Revenue | 3.5x | 3.4x | 3.0x |
| (-) Cash | ($402) | EV / Gross Profit | 4.8x | 4.5x | 4.0x |
| (+) Debt | $72 | EV / EBITDA | 18.1x | 17.3x | 13.4x |
| Enterprise Value | $1,536 | | | | |



Post-Earnings Price Reaction
$30
$25
$20
$15
$10
$5
IPO Price $25.00
First Day Close: $24.94
Nov 2021
3Q21 earnings; Beat revenue by 6% and EBITDA by 55%
May 2022
1Q22 earnings; Raised CY23 revenue guidance from $299mm to $305mm
Jan 2023
Named Dan Drees as President
Jun 2023
Virgil Investor Day
Jul 2024
2Q24 earnings; Lowered CY24 revenue guidance from $445mm to $437.5mm
Aug 2024
Announced first ever Share Repurchase Plan of up to $100mm
Nov 2024
3Q24 earnings; Strong bottom line growth; raised EBITDA guidance from $74mm to $78.5mm
Feb 2025
4Q24 & FY24 earnings; Weaker CY25 revenue guidance
$12.72
30% 1-day drop
$8.94
Key Process Dates
REDACTED: 1/28/2025
TPG Bid: 1/31/2025
Leak: 3/13/2025
Unaffected Price $6.89
$8.42
Oct-21
Jun-22
Feb-23
Nov-23
Jul-24
Mar-25

| | CY21 | | | CY22 | | | | | CY23 | | | | | CY24 | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Q3 | Q4 | CY21 | Q1 | Q2 | Q3 | Q4 | CY22 | Q1 | Q2 | Q3 | Q4 | CY23 | Q1 | Q2 | Q3 | Q4 | CY24 |
| NTM Rev Growth[1] | 24% | 20% | 20% | 22% | 21% | 20% | 16% | 16% | 16% | 18% | 19% | 17% | 17% | 17% | 13% | 11% | 11% | 11% |
| NTM Gross Margin[1] | 61% | 63% | 63% | 62% | 64% | 65% | 66% | 66% | 67% | 68% | 70% | 72% | 72% | 73% | 73% | 74% | 74% | 74% |
| NTM EBITDA Margin[1] | (17%) | (13%) | (13%) | (10%) | (7%) | (3%) | 1% | 1% | 2% | 6% | 10% | 17% | 17% | 18% | 19% | 21% | 22% | 22% |
| NTM Rule of 40 | 7% | 7% | 7% | 12% | 14% | 17% | 17% | 17% | 18% | 24% | 29% | 34% | 34% | 35% | 32% | 32% | 32% | 32% |

Source(s): FactSet. Market data as of 3/19/2025. 1. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM EBITDA margins.

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Virgil Relative Share Price Performance vs. Peers Share Price Performance Since IPO Performance 150% Since IPO 3-Yr 2-Yr 1-Yr YTD Virgil (66%) (0%) 12% (35%) (18%) Peers (16%) (11%) 12% 7% (15%) Performance Since Leak (Unaffected as of 3/12/2025) Virgil 22% Peers 3% 100% (16%) 50% (66%) 0% Oct-21 Jun-22 Feb-23 Nov-23 Virgil 3 Peers Source(s): FactSet. Market data as of 3/19/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. Restricted - External (1) Jul-24 Mar-25

Virgil CY2024E Guidance Over Time CY2024E Guidance Over Time Revenue Adj. EBITDA ($ in millions) ($ in millions) ($ in millions) ∆ to Midpoint (0.1%) (0.6%) (2.2%) 0.3% Interest from customer funds $45 $45 $49 $50 $447.0 $448.0 33.5% 0.0% (4.0%) $50 5.9% $84.7 $79 $447.5 $75 $73 $447.6 $71 $75 $77 $78 $74 $73 $71 $444.4 $67 $442.0 $441.0 $439.0 $439.0 $436.5 $436.0 Market Reaction 4 $438.9 $437.0 $52 Q1 ‘24A May Roadshow Q2 ‘24A Q3 ‘24A Q4 ‘24A Actuals Q1 ‘24A May Roadshow Q2 ‘24A Q3 ‘24A Q4 ‘24A Actuals (3.3%) 0.8% (29.7%) 13.9% (20.6%) (3.3%) 0.8% (29.7%) 13.9% (20.6%) Source(s): FactSet, Broker Research, Company filings. Consensus Restricted - External

CY2025E Virgil Guidance vs Consensus CY2025E Guidance Revenue Growth 10% EBITDA 4% Margin 21% 19% $481 $101 $460 $91 $453 $86 5 Consensus Guidance Range Consensus Guidance Range (Pre-Q4’24 Earnings) (As of Q4’24 Earnings) (Pre-Q4’24 Earnings) (As of Q4’24 Earnings) Source(s): FactSet, Broker Research, Company filings. Restricted - External

Multiples Compared to Peers Median EV / NTM Revenue Over Time Average EV / NTM Revenue 14.0x 1 Year 2 Year 3 Year Virgil 3.8x 4.0x 3.9x Peers 5.2x 5.4x 3.9x 10.0x 6.0x 5.2x 3.1x 2.0x Oct-21 Jun-22 Feb-23 Nov-23 Virgil 6 (1) Peers Source(s): FactSet. Market data as of 3/19/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. Restricted - External Jul-24 Mar-25

# Summary of Broker Price Targets and Recommendations

## Share Price Targets



% vs. Current:
10%
(5%)
54%
(17%)
$8.42
$9.30
$8.00
$13.00
$7.00
Current
Mean
Median
Max
Min

## Buy / Hold / Sell



Sell 12%
Hold 53%
Buy 35%

## Price Target History



100%
50%
0%
Oct-21
Apr-22
Oct-22
Apr-23
Sep-23
Mar-24
Sep-24
Mar-25
$35
$30
$25
$20
$15
$10
$5
$0
$9.30
$8.42

## Price Target and Valuation Methodology by Analyst

| Broker | Date of Latest Report | Previous Price Target | Price Target | % Δ in Price Target | Recommendation | Primary Valuation Methodology | Secondary Valuation Methodology |
|---|---|---|---|---|---|---|---|
| Wolfe | 3/19/2025 | $13.00 | NA | - | Hold | 11.0-13.0x CY26 EV/EBITDA | - |
| BTIG | 3/17/2025 | $14.00 | $11.00 | (21%) | Buy | 15.0x CY26 EV/EBITDA | - |
| KBW | 3/13/2025 | $11.00 | $8.00 | (27%) | Hold | - | - |
| Baird | 3/13/2025 | $14.00 | $12.00 | (14%) | Buy | - | - |
| Wells Fargo | 3/13/2025 | $10.00 | $8.00 | (20%) | Hold | 4.0x CY26 EV/Gross Profit | - |
| Compass Point | 3/11/2025 | $15.00 | $13.00 | (13%) | Buy | 5.0x CY26 Mkt Cap/Revenue | - |
| Barclays | 3/4/2025 | $13.00 | $8.00 | (38%) | Hold | 6.0x CY26 EV/Gross Profit | DCF |
| BMO | 2/26/2025 | $11.00 | $7.50 | (32%) | Hold | 15.0x CY26 EV/EBITDA-CapEx | - |
| Deutsche Bank | 2/26/2025 | $15.00 | $11.00 | (27%) | Buy | 19.0x CY26 EV/EBITDA | - |
| Goldman Sachs | 2/26/2025 | $9.50 | $7.00 | (26%) | Sell | 9.0x CY26 EV/EBITDA | - |
| J.P. Morgan | 2/27/2025 | $10.00 | $9.00 | (10%) | Hold | 4.0x CY26 EV/Gross Profit | - |
| KeyBanc | 2/26/2025 | $14.00 | NA | NA | Hold | 2.6x CY25 EV/Revenue | - |
| Morgan Stanley | 2/27/2025 | $11.00 | $8.00 | (27%) | Hold | 13.0x CY26 EV/EBITDA | - |
| Piper Sandler | 2/28/2025 | $10.00 | $8.00 | (20%) | Hold | DCF | - |
| Susquehanna | 2/28/2025 | $14.00 | $13.00 | (7%) | Buy | 11.0x CY26 EV/EBITDA | - |
| UBS | 2/26/2025 | $10.50 | $8.00 | (24%) | Buy | 4.0x CY26 EV/Gross Profit | - |
| Bank of America | 2/26/2025 | $9.00 | $8.00 | (11%) | Sell | 3.0x CY26 EV/Revenue | 0.4x CY26 EV/Rev/Growth |
| | | Avg: $12.00 | Avg: $9.30 | Avg: (21%) | | | |

Source(s): FactSet, Bloomberg, AlphaSense, Broker Research, Press release. Market data as of 3/19/2025.

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Select Investor Feedback Post-Leak Investor 1 10.7mm shares(1) 5% of Total(2) ● “If it were me, I would be looking to go private. But only if the sponsors would be more focused on exit multiple than near term cash generation.” ● “As such, while we wouldn’t view any price sub $10 as appropriate in a sale, something in the low doubles that discounts both the risks and the time it would take seems reasonable.” ● “… if you choose to remain independent, that would be a clear signal that you think value is underestimated. I’d personally like to see a significant buyback once your stock falls back to $6-7 where it probably goes in a “no-sale” scenario.” Multiple Investors ● Investor 2 (8.0mm shares, 4% of total) and Investor 3 (4.4mm shares, 2% of total) shared the same sentiment as Investor 1: 12.3mm shares (1) 6% of Total(2) ● “…while we wouldn’t view any price sub $10 as appropriate in a sale, something in the low doubles that discounts both the risks and the time it would take seems reasonable” Investor 4 690k shares (1) 0.3% of Total(2) 8 ● “... Don’t sell! Throwing a number out there but at least not for less than $12... public markets are short term stupid and long term efficient!” Source: Company. 1. Shareholdings in Virgil as per latest 13F filings. 2. Fully Diluted Shares Outstanding as of 12/31/24 per company model. Restricted - External

Investor Cost Basis Summary – Management View Investor Cost Basis Summary ● The below table sets out the investor cost basis based on the latest available data from the latest 13F filings (which lag by 45 days) ● Management believes that the estimates below should be reasonable plus/minus $0.50 to $1.00 per share ● Management believes that the basis will be lower now since Q4’24 results, and believes the current cost basis is more likely in the $7 - $9 range ● The data in the table below is calculated as a % of float, i.e. the table excludes all insider ownership 9 Investor Type Share Count % Float Basis Min. Price Max Price Index 44,684,691 29% $9.85 $8.05 $12.07 Growth & Hedge 59,048,409 38% $9.97 $7.99 $17.55 GARP 24,001,921 15% $9.98 $8.05 $12.62 Value & Other 24,050,873 15% $9.92 $7.81 $16.86 Total 151,785,894 % of Float 97% Float(1) 156,100,000 Source: Company. 1. The 4.3mm delta in share count between the Total and Float reflects shares held by retail investors. Restricted - External

# Comparison of Virgil Company LRP and Consensus



Financial Projections: Company LRP vs. Current Consensus vs. Extrapolated Consensus
($ in millions)
December LRP
(Updated) February LRP
Current Consensus
Extrapolated Consensus(2)
Revenue
CAGR ('24E – '27E): 15%
CAGR ('27E – '29E): 17%
$439 $487 $567 $668 $922
CY24E CY25E CY26E CY27E CY29E
% Growth 15% 11% 16% 18% 17%
CAGR ('24A – '27E): 12%
CAGR ('27E – '29E): 18%
$439 $470 $537 $625 $867
CY24A CY25E CY26E CY27E CY29E
15% 7% 14% 16% 17%
CAGR ('24A – '27E): 9%
$458 $505 $565
CY25E CY26E CY27E
4% 10% 12%
CAGR ('24A – '27E): 9%
CAGR ('27E – '29E): 9%
$458 $505 $565 $668
CY25E CY26E CY27E CY29E
4% 10% 12% 9%
Non-GAAP EBITDA(1)
CAGR ('24E – '27E): 42%
CAGR ('27E – '29E): 30%
$80 $104 $161 $229 $387
CY24E CY25E CY26E CY27E CY29E
% Margin 18% 21% 28% 34% 42%
CAGR ('24A – '27E): 36%
CAGR ('27E – '29E): 29%
$85 $100 $150 $214 $358
CY24A CY25E CY26E CY27E CY29E
19% 21% 28% 34% 41%
CAGR ('24A – '27E): 18%
$89 $115 $140
CY25E CY26E CY27E
19% 23% 25%
CAGR ('24A – '27E): 18%
CAGR ('27E – '29E): 20%
$89 $115 $140 $202
CY25E CY26E CY27E CY29E
19% 23% 25% 30%

- FY24 Revenue missed original Management Guidance but beat EBITDA guidance
- Updated February LRP revised '25E Revenue and '25E EBITDA down 3.4% and 3.9%, respectively
- Based on discussions with management, Q1'25 Revenue and EBITDA expected to miss vs. LRP

Source(s): Company Filings, Broker Research and Company December and February LRP. 1. Unburdened by SBC. 2. Highly preliminary and not used in formal valuation.

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Risks to Company LRP ● The Company LRP is a growth plan and does not account for major risk factors that may meaningfully impact company performance over time, including: ● Macro environment risks ● Execution risk ● Monetization timing of new wins The current LRP assumes significant growth acceleration in the near term, which is dependent on a number of KPIs that need to improve in the current year: ● Increasing retention rates back to 104-105% vs the 99% in 2024 ● Increasing TSV ● Yield expansion Over the longer term, growth is also highly dependent on successful and timely launch of three brand new products that need to ramp quickly ● Payment Accelerator ● Spend Management ● Pay Platform ● Other risks that Management is observing are new technology offerings driven by AI, increased pricing competition from existing and new entrants and Interchange contraction, among others ● Margin expansion, in particular unit-cost reduction, may become more challenging as the high-impact levers have been addressed ● Historically, the Company has typically underperformed LRPs by c. 20% in year 3 and 4 9 Restricted - External

Preliminary Discounted Cash Flow Analysis Financial Performance Sensitivity Key Assumptions Preliminary Implied Share Price - 13.0x Terminal Multiple 2024A - 2029E Revenue CAGR Delta vs. LRP (%) • Assumes valuation date of 03/31/2025 0.0% • Preliminary figures based on Company LRP through 2029E • Assumes 14.5% WACC 0.0% (2.0%) (4.0%) (6.0%) (8.0%) (10.0%) Implied 2029E EBITDA Margin (%) • Assumes 13.0x Terminal LTM EV/EBITDA Multiple (11.0%) (4.0%) (5.8%) 14.6% 13.6% 12.6% 11.6% 10.6% 8.8% 41.3% $13.51 $12.98 $12.46 $11.96 $11.47 $10.63 39.3% $12.87 $12.36 $11.87 $11.39 $10.93 $10.12 37.3% $12.23 $11.74 $11.27 $10.82 $10.38 $9.62 35.3% $11.58 $11.12 $10.67 $10.24 $9.82 $9.10 33.3% $10.93 $10.50 $10.07 $9.66 $9.27 $8.58 31.3% $10.28 $9.86 $9.47 $9.08 $8.70 $8.05 30.3% $9.92 $9.52 $9.13 $8.76 $8.40 $7.97 (4.0%) (5.8%) Extrapolated Consensus Implied 2029E EBITDA ($mm) 2024A - 2029E Revenue CAGR Delta vs. LRP (%) 0.0% (1.0%) (2.0%) (3.0%) (1) 2024A to 2029E Implied Revenue CAGR (%) 0.0% (2.0%) (4.0%) (6.0%) (8.0%) (10.0%) (11.0%) Implied 2029E EBITDA Margin (%) 2026E - 2029E EBITDA Margin Delta vs LRP (%)(2) • Company LRP sensitized with annual revenue growth and EBITDA margin 11 (3.0%) LRP • Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology • Assumes other key financial metrics such as CapEx, Stockbased Compensation, Depreciation and Amortization, as well as others, to be consistent with Company LRP (2.0%) 2024A to 2029E Implied Revenue CAGR (%) 2026E - 2029E EBITDA Margin Delta vs LRP (%)(2) • Cash and equivalents, debt and fully diluted share count as of 3/31/2025 estimated by management (1.0%) (1) LRP 14.6% 13.6% 12.6% 11.6% 10.6% 8.8% 41.3% $358 $343 $328 $313 $299 $275 (2.0%) $341 $326 $312 $298 $284 $261 (4.0%) $324 $309 $296 $283 $270 $248 (6.0%) $306 $293 $280 $267 $255 $235 (8.0%) $289 $276 $264 $252 $241 $221 (10.0%) $272 $260 $248 $237 $226 $208 (11.0%) $263 $251 $240 $230 $219 $202 Source(s): Historicals per Filings. CY25E to CY29E based on Feb Company LRP. Revenue growth sensitized from 2025E to 2029E. EBITDA margin sensitized from 2025E to 2029E. Restricted - External Preliminary, subject to further review and diligence Extrapolated Consensus

# Preliminary Virgil Valuation Summary



Price Per Share
Unaffected Price (3/12/25): $6.89
Current Price (3/19/25): $8.42
Valuation Methodology
Comparable Companies
EV / CY2025E Revenue $7.85 $14.09
EV / CY2026E Revenue $7.55 $13.50
EV / CY2025E EBITDA $7.38 $9.62
EV / CY2026E EBITDA $8.92 $11.57
Precedent Transactions
EV / CY2024A Revenue $11.34 $16.16
EV / CY2025E Revenue $9.95 $15.11
Preliminary 5-Year DCF
Company LRP Incl. NOLs $10.69 $16.55
Reference Only
Extrapolated Consensus Incl. NOLs $6.35 $9.71
Preliminary 5-Year LBO
Company LRP $9.15 $14.36
Company LRP PF Acquisitions $9.59 $15.73
Extrapolated Consensus $6.01 $8.78
Analyst Price Targets $7.00 $13.00
Recent Trading
52-Week Trading Range $6.89 $13.15
Premiums
1-Day Unaffected $8.61 $10.34
$5
$10
$15
$20
: Individual Analyst Price Targets

## Notes

**Preliminary Comparable Companies[1]:**
- 3.0x – 6.0x Company LRP 2025E Revenue of $470mm
- 2.5x – 5.0x Company LRP 2026E Revenue of $537mm
- 13.0x – 18.0x Company LRP 2025E EBITDA of $100mm
- 11.0x – 15.0x Company LRP 2026E EBITDA of $150mm, incl. Public Company Costs

**Preliminary Precedent Transactions:**
- 5.0x – 7.5x 2024A Company Revenue of $439mm
- 4.0x – 6.5x 2025E Company LRP Revenue of $470mm

**Preliminary DCF Analysis:**
- 13.5% - 15.5% WACC
- 10.0x - 16.0x Terminal EV / LTM EBITDA Multiple

**Preliminary DCF Analysis – Extrapolated Consensus:**
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2024E – 2026E, then assumes Revenue CAGR of 9% from 2026E – 2029E and annual EBITDA Margin expansion of ~3% for 2026E – 2029E
- 13.5% - 15.5% WACC
- 10.0x - 16.0x Terminal EV / LTM EBITDA Multiple

**Preliminary 5-Year LBO Analysis:**
- Company LRP Pro Forma Acquisitions assumes two acquisitions in 2026E and 2028E, each with $20mm EBITDA for $240mm (12.0x EV / EBITDA multiple)
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2025E – 2027E, then assumes Revenue CAGR of 9% from 2026E – 2029E and annual EBITDA Margin expansion of ~3% for 2026E – 2029E
- 10.0x - 16.0x EBITDA Exit Multiple
- 20% - 25% Target IRR
- 7.5x (LTM EBITDA) leverage representing $640mm - $650mm of debt

**Premiums:**
- 1-Day unaffected premium of 25% – 50% for US-based Technology take-private transactions since 2020[2]

Source(s): Company LRP, Company, Factset, Bloomberg and Broker Research. Market data as of 03/19/2025. Note: Calculation based on shares, options, RSUs as of 03/31/2025 based on management estimates.

1. Based on current trading of comparable companies including Adyen, Bill.com, Blackline, Corpay, Flywire, Paymentus, Payoneer, Shift4 and Wex.
2. Based on US-based Technology targets with Enterprise Value between $1.0– 4.0bn taken private in all-cash transactions since 2020.

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Process Overview Buyer Outreach 14 7 4 Introductory Conversations Held Parties Engaged with Process Engaged in Due Diligence Letter Sessions 12 Restricted - External 2 2 IOI Received (1/31) Updated IOI (3/24)

Summary of Indications of Interest Offer Price Range Current Bids 1/31 Bids Current Price (3/19/25): $8.42 $10.75 $2.06bn 13.8x Legend $11.25 $2.17bn 14.5x Implied Enterprise Value Implied EV / CY2026E EBITDA 3/24 Bids $12.00 $2.34bn 15.6x $9.50 $10.00 $1.79bn 11.9x $1.89bn 12.6x $13.00 $2.57bn 17.2x $10.00 $1.89bn 12.6x $9 $10 $11 $12 $13 $14 CY25E EBITDA ($100mm) 16.6x 18.9x 21.1x 23.4x 25.6x 27.9x CY26E EBITDA ($150mm) 11.1x 12.6x 14.1x 15.6x 17.2x 18.7x 0.0x CY25E Revenue ($470mm) 3.5x 4.0x 4.5x 5.0x 5.5x 6.0x CY26E Revenue ($537mm) 3.1x 3.5x 3.9x 4.4x 4.8x 5.2x 13 Restricted - External

Summary of Offers and Implied Multiples at Various Prices 3/12/25 3/19/25 Virgil Unaffected Virgil Current Bain Cap (Low) Bain Cap (High) TPG (Low) TPG (High) FP (Low) FP (High) TPG Share Price ($) $6.89 $8.42 $10.75 $11.25 $12.00 $13.00 $9.50 $10.00 $10.00 $11.00 $12.00 % Premium / (Discount) to Current (18%) - 28% 34% 43% 54% 13% 19% 19% 31% 43% - 22% 56% 63% 74% 89% 38% 45% 45% 60% 74% Fully Diluted Shares (mm) 221.4 221.6 222.4 222.5 222.7 223.1 221.9 222.1 222.1 222.4 222.7 Fully Diluted Equity Value $1,526 $1,866 $2,390 $2,503 $2,673 $2,901 $2,108 $2,221 $2,221 $2,447 $2,673 Plus: Gross Debt(1) $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 Less: Cash(1) (402) (402) (402) (402) (402) (402) (402) (402) (402) (402) (402) Net Debt ($330) ($330) ($330) ($330) ($330) ($330) ($330) ($330) ($330) ($330) ($330) Total Enterprise Value $1,196 $1,536 $2,061 $2,174 $2,343 $2,571 $1,779 $1,891 $1,891 $2,117 $2,343 Multiples Premiums Summary Value ($ in millions, except for per share data) 14 % Premium / (Discount) to Unaffected 1/31 Bid 3/24 Bid Premiums Analysis: Virgil 30-Day Closing Average (03/19/25) $8.68 (21%) (3%) 24% 30% 38% 50% 9% 15% 15% 27% 38% 90-Day Closing Average (03/19/25) $9.96 (31%) (16%) 8% 13% 20% 30% (5%) 0% 0% 10% 20% 52 Week High (03/28/24) $13.15 (48%) (36%) (18%) (14%) (9%) (1%) (28%) (24%) (24%) (16%) (9%) 52 Week Low (03/12/25) $6.89 - 22% 56% 63% 74% 89% 38% 45% 45% 60% 74% Analyst Price Target - Median(2) $8.00 (14%) 5% 34% 41% 50% 63% 19% 25% 25% 38% 50% Multiples Analysis: LRP Metric: CY2024A Revenue $439 2.7x 3.5x 4.7x 5.0x 5.3x 5.9x 4.1x 4.3x 4.3x 4.8x 5.3x CY2025E Revenue $470 2.5x 3.3x 4.4x 4.6x 5.0x 5.5x 3.8x 4.0x 4.0x 4.5x 5.0x CY2024A EBITDA(3) $85 14.1x 18.1x 24.3x 25.7x 27.7x 30.3x 21.0x 22.3x 22.3x 25.0x 27.7x CY2025E EBITDA(3) $100 11.9x 15.3x 20.5x 21.7x 23.4x 25.6x 17.7x 18.9x 18.9x 21.1x 23.4x Source(s): Based on Company LRP. 1. Debt and cash balance as of Q1 CY25 Company LRP. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation. Restricted - External

Side-by-Side of Indicative Key Terms Offer Price • $9.50-10.00 / Share(1) • $10.00 / Share(2) Premium % • • 38-45% premium to Virgil’s unaffected share price of $6.89 as of March 12th 9-15% premium to Virgil’s one-day closing price of $8.68 as of March 24th • • 54% premium to Virgil’s unaffected Enterprise Value as of March 12th 45% premium to its unaffected share price of $6.89 as of March 12th Valuation Methodology • Undisclosed • • • Assumed company will not pay any dividends between sign and close Cash and debt figures reflect 12/31/24 balance sheet Deceleration of revenue growth since 2021 has weighed on view of valuation • 27% debt financing and 57% new equity and 16% existing cash on Balance Sheet Equity to be funded from TPG IX Additional debt from third-party debt financing Valuation includes management incentive plan • Assumes 10% fully diluted ownership in stock options including 40% time-vested options and 60% performance-vested options Sources & Structure of Financing • • • Advisors 15 • • • • Key Diligence Topics Include: • Financial and operational trends • Go-forward growth drivers • Market position and competitive differentiation • Go-to-Market • Confirmatory • Key Diligence Topics Include: • Management meetings • Top-line commercial & pricing packaging data • Operations data • Technology and AI diligence • Confirmatory • Three weeks to execute diligence and negotiation definitive transaction documentation • Three-Four weeks to execute diligence and negotiation definitive transaction documentation • • To be engaged in Round 2 Would include external market consultants, accounting, tax, legal advisors and other additional specialists • • • • • Bain (Business / Commercial) Deloitte (Financial / Accounting) Saxe Cap / West Monroe (Technology/Cyber/AI) David Polk (Legal) Alvarez Marsal (Operations) Diligence Requirements Time to Completion Combination of equity and debt; capital structure to be determined in next phase Equity capital provided by Francisco Partners VII, L.P. Debt financing through previous relationships with lenders Source(s): Bidders’ Proposals 1. FP LOI assumes FDSO of 205,517,689 common shares, 10,098,649 outstanding RSUs, 7,396,102 vested and unvested options with a weighted average strike price of $9.02 and 72,459 ESPP shares. 2. TPG IOI assumes FDSO of 228,399,524 as of 2/28/25. Restricted - External

Buyers Engaged in R2 – Diligence Summary Buyer Advisors Hired Expert Sessions Key Discussion Topics EY Parthenon (Technology/Cyber/AI) Kirkland and Ellis (Legal) Alex Partners (Operations) • Financial Diligence • Corporate Strategy • Revenue drivers • Pricing • Price / volume breakdown of revenue • TSV • Margins on payment • Historical vs. projected performance • Go-to-Market by business type NA • To date only had a 4hour management meeting on 3/18 • Normalized growth • Structural profitability • Channel positioning, competitive landscape, and unit economics • Margin expansion opportunity • Retention and bookings rebound Bain (Business / Commercial) Deloitte (Financial / Accounting) Saxe Cap / West Monroe (Technology/Cyber/AI) David Polk (Legal) Alvarez Marsal (Operations) • Growth drivers • Understanding the reacceleration in growth • Financial Diligence • Relationships with ERP • Corporate Strategy • Sales strategies and marketing techniques • Product and Technology • TSV / TSV by vertical • Go-to-Market • VCC • AI • NetSuite Partnership • R&D / Technology • Macroeconomic trends 16 Restricted - External

# Diligence Overview – TPG

REDACTED

| Date | Session | Advisors | Key Diligence Areas |
|---|---|---|---|
| 1/22/2025 | Financial Due Diligence | - | • New Logo / Retention<br>• Software & Payments KPIs |
| 1/24/2025 | Corporate Strategy | - | • Top-line Momentum & Growth Levers (Retention, Pricing)<br>• Management Plan |
| 1/27/2025 | Product & Technology | West Monroe | • Product Roadmap<br>• Automation Process<br>• AI & Disruption Risks |
| 1/30/2025 | Revenue Bridge | - | • Revenue Visibility |
| 2/14/2025 | On-Site | Alvarez & Marsal, Bain, SaxeCap, Deloitte | • Retention & New Paymodes<br>• ERP Partnerships (Appfolio, REDACTED<br>• M&A Pipeline |
| 2/18/2025 | Financial Due Diligence | Deloitte | • VCC Volume Trends<br>• Payment Accelerator & New Paymodes |
| 2/18/2025 | Go-to-Market | Alvarez & Marsal | • Customer Journey & Segmentation<br>• Sales Organization, Compensation, and Process |
| 2/21/2025<br>2/27/2025 | GenAI Diligence | SaxeCap, Bain | • AI Opportunities, Proprietary Data Assets, AI Roadmap<br>• Operational Augmentation Opportunities using AI<br>• Volume Trends and Growth Inflection |
| 3/13/2025 | Additional Due Diligence | - | • GTM by Vertical<br>• Growth Trajectory and Inflection<br>• High Visibility Upside Nodes |
| 3/21/2025 | Product, R&D & Technology | Alvarez & Marsal, West Monroe, Deloitte | • Product Roadmap & Infrastructure<br>• Technology Org<br>• Technology Spend |

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Other Inbounds Received Party Inbounding Contact(s) Status Notes Inbounds in response to 3/13 Bloomberg article Advent / Medius • • • Eric North, Partner Bo Huang, Partner Sebastian Garcia, Principal • • 3/19: Scheduling call with Advent for later in March 3/14: Advent inbounded asking about Virgil, mentioning their investment in Medius American Express • Scott Callard, VP Corporate Development • • 3/24: Upcoming call with Scott 3/17: Scott inquired about Virgil and asked for call to learn more about “initial process considerations” Hg Capital • Farouk Hussein, Patner • • 3/20: Call held with Farouk 3/13: Farouk inbounded asking about Virgil, among other topics Norwest Venture Partners • • • Chris Sondej, Principal Sameer Kapur, VP Aidan Greenstein, Investor • 3/17: Chris inbounded regarding Virgil; mentioned that deal would likely be too large for them but would potentially be interested to co-invest with larger sponsor; Chris notes other NVP investments in the supplier management space including Supplier.io and SourceDay Vista • • Monti Saroya, Senior Managing Director Adrian Alonso, Managing Director • 3/17: Adrian inbounded asking if it makes sense to re-engage, FT Partners said we are sorting through inbounds from the leak and would revert back on any relevant update, if any • 3/24: Upcoming in-person meeting between Mike and Rene in SF to discuss network-of-network initiative and potentially processing BILL transactions on AvidPay Network 3/5: Rene sent follow-up note saying it was a misunderstanding from his team that Virgil was evaluating strategic options; Rene confirmed he would be available to connect with Mike in person over dinner on 3/24 2/27: Rene reached out to Mike asking to catch up. Rene said he has heard from another investment bank that Virgil was evaluating strategic options Inbounds prior to 3/13 Bloomberg article BILL • Rene Lacerte, CEO • • Corpay • Ron Clarke, CEO • Non-specific ongoing dialogue 18 Restricted - External

Appendix

Preliminary Comparable Public Companies Operating and Valuation Metrics Through CY26 Gross Profit Margin Capex % of Rev Float Rev Mix CY26E CY25E CY25E 21.4% 29.0% 4.7% 9.7% 74.6% 21.4% 29.0% 4.7% 9.7% 10.3% 74.6% 19.4% 22.7% 4.8% 9.8% 4.3% 10.3% 74.6% 19.4% 22.7% 4.8% 9.8% 22.7% 24.5% 25.3% NA 53.0% 56.0% 4.8% NA 12.0x 6.2% 6.6% 10.5% 78.6% 53.4% 54.6% 4.6% 1.7% 11.8x 9.9x 28.9% 16.5% 18.4% 69.4% 49.7% 50.0% 10.3% NA 21.4x 17.5x 13.1x 17.4% 14.0% 16.9% 84.2% 16.9% 19.3% 1.8% 8.5% 3.6x 8.7x 9.1x 8.6x 3.1% (0.1%) 5.4% 61.1% 42.3% 42.5% 6.2% NA 2.4x 2.2x 9.4x 9.7x 8.4x 17.6% 6.7% 11.6% 82.5% 25.1% 25.8% 2.1% 20.7% 10.9x 9.3x 8.0x 36.1x 29.0x 23.2x 29.4% 16.6% 16.4% 86.1% 32.1% 34.6% 8.6% NA 3,380 5.2x 4.8x 4.4x 20.6x 18.2x 15.7x 10.7% 7.4% 9.5% 80.0% 26.4% 27.9% 4.3% NA 687 1.4x 1.2x 1.1x 8.8x 6.4x 4.8x 24.3% 17.0% 17.6% 64.0% 19.2% 22.0% 1.5% NA Price Chg. Since Equity Enterprise 3/19/2025 1/22/2025 Value Value CY24E CY25E CY26E CY24E CY25E CY26E ‘24/’23 ‘25/’24 ‘26/’25 CY25E CY25E Virgil (Feb LRP) $8.42 (19%) $1,866 $1,536 3.5x 3.3x 2.9x 18.1x 15.3x 9.9x 15.3% 7.0% 14.3% 74.6% Virgil (Feb LRP - Unaffected) $6.89 (34%) $1,526 $1,196 2.7x 2.5x 2.2x 14.1x 11.9x 7.7x 15.3% 7.0% 14.3% Virgil (Consensus) $8.42 (19%) $1,866 $1,536 3.5x 3.4x 3.0x 18.1x 17.3x 13.4x 15.3% 4.3% Virgil (Consensus Unaffected) $6.89 (34%) $1,526 $1,196 2.7x 2.6x 2.4x 14.1x 13.4x 10.4x 15.3% Adyen (1) $1,693.11 8% $53,475 $42,610 19.6x 15.8x 12.6x 39.6x 29.8x 22.5x Corpay 352.34 (6%) 25,312 31,778 7.7x 7.2x 6.5x 14.6x 13.5x Shift4 88.25 (24%) 8,811 9,993 6.8x 5.9x 4.9x 14.5x Bill.com 48.04 (48%) 5,119 4,645 3.4x 3.0x 2.5x Wex 154.73 (15%) 6,223 10,071 3.8x 3.8x Payoneer 7.64 (26%) 3,028 2,531 2.6x Paymentus 27.82 (11%) 3,603 3,397 Blackline 50.16 (16%) 3,324 Flywire 10.29 (46%) 1,348 EV/EBITDA Revenue Growth EBITDA Margin Min 1.4x 1.2x 1.1x 8.7x (2) 9.1x (2) 8.4x (2) 3.1% (0.1%) 5.4% 61.1% 16.9% 19.3% 1.5% 1.7% Mean 6.8x 5.9x 5.1x 14.9x 13.3x 11.3x 17.8% 12.1% 14.6% 75.7% 35.4% 37.0% 4.9% 10.3% Median 5.2x 4.8x 4.4x 14.5x Max 19 EV/Revenue 19.6x 15.8x 12.6x 21.4x (2) (2) (2) 12.6x 18.2x (2) (2) (2) 10.9x 15.7x (2) (2) (2) 17.6% 14.0% 16.4% 79.3% 32.1% 34.6% 4.6% 8.5% 29.4% 24.5% 25.3% 86.1% 53.4% 56.0% 10.3% 20.7% Source(s): FactSet, Broker Research and Company LRP. Market data as of 3/19/2025. 1. Adyen does not report gross profit. 2. Excludes Adyen, Paymentus and Flywire EV/ EBITDA multiples. Restricted - External Preliminary, subject to further review and diligence

# Preliminary Selected Comparable Transactions

| Announced | | | Enterprise | NTM | EBITDA Margin | | Enterprise Value Multiple Revenue | | Premiums | |
|---|---|---|---|---|---|---|---|---|---|---|
| Date | Acquiror | Target | Value | Rev. Growth | LTM | NTM | LTM | NTM | 1-Day | 52-Wk High |
| 01/07/2025 | Paychex | Paycor | $4,108 | 10% | 35% | 33% | 5.9x | 5.3x | 21% | 5% |
| 09/18/2024 | Bridgepoint / General Atlantic | Esker | $1,748 | 15% | 17% | 19% | 8.3x | 7.2x | 30% | 28% |
| 05/08/2024 | Corpay | Paymerang | $475 | 20% | NA | NA | 9.6x | 8.0x | NA | NA |
| 10/23/2023 | Vista Equity Partners | EngageSmart | $3,644 | 21% | 19% | 19% | 10.0x | 8.2x | 23% | 3% |
| 12/12/2022 | Thoma Bravo | Coupa | $8,122 | 17% | 15% | 23% | 9.9x | 8.5x | 77% | (60%) |
| 09/28/2022 | EQT | Billtrust | $1,477 | 27% | (12%) | (3%) | 9.6x | 7.5x | 65% | (13%) |
| 08/08/2022 | Vista Equity Partners | Avalara | $8,401 | 22% | 3% | 2% | 10.6x | 8.7x | 27% | (51%) |
| 12/17/2021 | Thoma Bravo | Bottomline | $2,632 | 11% | 20% | 20% | 5.3x | 4.8x | 42% | 5% |
| 07/19/2021 | Bill.com | Invoice2go | $625 | 25% | NA | NA | 20.6x | 16.4x | NA | NA |
| 11/08/2018 | Edenred | Corporate Spending Innovations | $600 | 21% | 60% | 60% | 14.0x | 11.5x | NA | NA |
| | | Virgil (Company Feb LRP) | $1,536 | 7% | 19% | 21% | - | - | - | - |
| | | Median | | 20% | 18% | 20% | 9.8x | 8.1x | 30% | 3% |
| | | Mean | | 19% | 20% | 22% | 10.4x | 8.6x | 41% | (12%) |
| | | Median (Growth <20%) | | 13% | 18% | 22% | 7.1x | 6.3x | 36% | 5% |
| | | Mean (Growth <20%) | | 13% | 22% | 24% | 7.3x | 6.4x | 43% | (5%) |

Source(s): FactSet, company filings, Broker Research and other public information. Market data as of 3/19/2025.

Preliminary, subject to further review and diligence

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Premiums Paid for Precedent Technology Transactions Mean Premiums to 1-Day Unaffected Price Since 2020 45% 42% 42% 35% Mean: 39% 31% 21% 2020 2021 2022 2023 Premiums to 1-Day Unaffected Stock Price 2024 2025 Premiums to 30-Day Unaffected VWAP 54% 51% 39% 41% 21 39% Mean Median 28% 24% First Quartile 39% Mean Median Third Quartile First Quartile Source(s): FactSet, Company Filings. Transaction parameters include all US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in allcash transactions since 2020. Specific technology verticals include Electronic Technology, Technology Services, Information Technology Services and others. Restricted - External Preliminary, subject to further review and diligence Third Quartile

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